FIRST INDIANA CORPORATION
  LONG-TERM MANAGEMENT PERFORMANCE
           INCENTIVE PLAN



     The Board of Directors of First Indiana
Corporation (the "Corporation") has established the following Long-Term Management Performance
Incentive Plan (the "Plan") for senior executive officers of the Corporation and its wholly-owned subsidiary, First Indiana Bank (the "Bank"). All capitalized terms used in the Plan have the meanings given them in
Section 12 below


1. Purposes

     The purposes of the incentive plans of the Corporation and the Bank are to attract, retain, motivate and reward senior executive officers of the highest caliber and quality by providing them with the opportunity to earn incentive compensation directly linked to the Corporation's performance. The specific purpose of this Plan is to provide long-term incentives to Participants, based on the performance of the Corporation over a three-year Performance Period.
The object of the Plan is to ensure that the management of the Corporation is not so preoccupied meeting the annual target requirements of the annual Management
Performance Incentive Plan ("MIP") that the
Corporation's long-term growth and prosperity are jeopardized. In addition, the Board is aware of the many changes occurring in the financial services industry and desires to keep its current management team intact.


2.  Eligibility.

     Participation in the Plan is limited to senior executive officers of the Corporation or the Bank who, individually and as a management team, are in a position to contribute materially to the long-term success of the Corporation or the Bank. No such officer may participate for a given Participation Period both as a Group A Participant and as a Group B
Participant.


3. Administration

          (a) Power and Authority of the
     Committee. The Plan shall be administered by the Committee which shall have full power and authority, subject to the express provisions hereof,

               (i)  to select Participants from
          senior executive officers of the
          Corporation and the Subsidiaries;

               (ii)  to establish the Performance
          Goals for achievement during a
          Performance Period and to determine
          whether such Performance Goals have
          been achieved;


       1 (10K page 32)

               (iii)  to determine the cash
          amount or number of shares of Common
          Stock payable in connection with an
          award;

               (iv)  to prescribe, amend and
          rescind rules and procedures relating to the Plan;

               (v)  subject to the provisions of
          the Plan and subject to such additional
          limitations and restrictions as the
          Committee may impose, to delegate to
          one or more officers of the Corporation
          or the Bank some or all of its authority under the Plan;

               (vi)  to employ such legal
          counsel, independent auditors and
          consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

               (vii)  to make all other
          determinations and to formulate such
          procedures as may be necessary or
          advisable for the administration of the
          Plan.

          (b)  Plan Construction and
     Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

          (c)  Liability of Committee. No member
     of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's articles of incorporation and bylaws as amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Corporation's officers, the Corporation's accountants, the Corporation's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.


4.  Performance Goals

          (a) Except as provided in Section 5(f)
     below regarding additional awards to Group A
     Participants, compensation under the Plan shall be paid solely on account of the attainment during the applicable Performance Period of one or more preestablished, objective Performance
     Goals. Such Performance Goals may relate to the Participant or a particular group of Participants, to the Corporation or the Bank, or to the Corporation and its Subsidiaries as a whole. The criteria with respect to which the Committee may establish Performance Goals include, without limitation, Net Income, Net
     Income Growth Rate, Return on Equity, Fair
     Market Value of Common Stock, economic
     value added,

       2 (10K page 33)

     level of non-performing loans,
     expense management, deposits, loan
     originations, market share, industry leadership and organizational development.

          (b)  The Committee may establish a
     Performance Goal with various levels of
     performance, in which case the lowest level (the
     "Base Level") shall be the level which must be attained in order for any shares or incentive amount to be earned and the highest or second highest level (the "Target Level") shall be the level which must be attained in order for the full number of shares or incentive amount to be earned. In the case of Group A Participants, the Committee may provide for an "Extra
     Achievement Level," this being a level higher than the Target Level and being the level which must be attained in order for the Committee to consider an ward of extra shares. All
     Performance Goals and all levels of attainment thereof must be substantially uncertain as to outcome when established by the Committee.

          (c)  The Committee shall review the
     Performance Goals at least annually during the course of a Performance Period. If it determines, based on actual results achieved by peer group institutions during the portion of a Performance Period preceding its review, that the economic environment in which the Corporation and the Bank are operating is such that the Performance Goals previously established for such Performance Period or portion thereof are too high or too low, the Committee shall adjust the Performance Goals accordingly; provided, however, that any such adjustment shall be reported promptly to Participants and shall be made far enough before the end of the Performance Period, and at a such level, that attainment of the Performance Goal, as adjusted, is substantially uncertain as to outcome at the time of such announcement.

          (d)  The Committee may establish a
     year-by-year schedule for the attainment of a Performance Goal. For example, it may determine that ROE must be 10% for the first year of a Performance Period, 10.5% for the second year and 11% for the third year. In such a case, it shall adjust the percentages for all three years after the end of the first year and adjust the percentages for the second and third years after the second year, if, with respect to each such annual adjustment, it determines, based on its annual review of actual results achieved by peer group institutions for the prior year, that the economic environment in which the Corporation and the Bank are operating is such that the percentages previously set are too high or too low and that the adjustment is needed in order for the original intent of the Committee to be carried out. Normally, if the percentage established for first or second year, adjusted in accordance with the preceding sentence, is not attained, the shares and incentive amounts associated with the particular
     Performance Goal shall be forfeited, even though the percentage for one or both other years of the Performance Period are attained.
     However, the Committee in its discretion may reduce the percentage for the first year to match actual results and make a proportionate increase in the percentages for the second and third years, or reduce the percentage for the second year to match actual results and make a proportionate increase in the percentage for the third year, to give Participants an opportunity to make up for a

       3 (10k page 34)

     failure to attain in the first or
     second year or both by exceeding the original percentages, as previously adjusted, for the second and third years, in the case of an adjustment for the first year, or for the third year, in the case of an adjustment for the second year. All adjustments under this paragraph shall be reported promptly to Participants and shall be made far enough before the end of the Performance Period, and at such a level, that attainment of the Performance Goal, as adjusted, is substantially uncertain as to outcome at the time of the announcement.

          (e)  In determining the extent to which a
     Performance Goal has been attained during the Performance Period or any portion thereof, the Committee shall adjust the actual results for such Performance Period or portion to eliminate the impact thereon of items that were not considered by the Committee in establishing such Performance Goal and that are deemed by the Committee to be extraordinary.

          (f) If a major change in the business of the Corporation or the Bank occurs during a Performance Period, and if the Committee determines that because of such change the Performance Goals initially established for such Performance Period are no longer appropriate, or can no longer be measured objectively on the basis of readily available financial data, the Committee may change such Performance
     Goals in such a manner as it deems appropriate;
     provided, however, that any such changes shall be reported promptly to Participants and shall be made far enough before the end of the Performance Period, and shall be of such a nature, that attainment of the Performance
     Goals, as changed, is substantially uncertain as to outcome at the time of the announcement.


5.  Awards to Group A Participants

          (a)  Performance Goals. The Committee
     shall determine in its sole discretion whether any senior executive officer of the Corporation or the Bank will have the opportunity to earn incentive compensation under the Plan as a Group A Participant during a Performance
     Period. If the Committee decides to offer such opportunity to one or more such senior executive officers, then no later than 90 days after the beginning of such Performance Period
     [or such other time as may be required or permitted under Section 162(m) of the Code], the Committee shall (i) designate each Group A
     Participant for such Performance Period, (ii) establish the number of shares of Common
     Stock which may be earned by each of such Group A Participants for such Performance
     Period, and (iii) establish for each of such Group A Participants the Performance Goals which must be attained in order for his or her shares to be earned. If two or more
     Performance Goals are specified, the Committee may assign a portion of the shares to each and provide that the portion assigned to a Performance Goal that is attained will be earned even though one or more other Performance
     Goals are not attained. Alternatively, the Committee may provide that all of the Performance Goals must be attained in order for any of the shares to

       4 (10k page 35)

     be earned or that all of the
     shares will be earned so long as a specified number of the Performance Goals are attained.

          (b)  Maximum Limitation.  Anything in
     this Plan to the contrary notwithstanding, the maximum number of shares of Common Stock that may be earned under the Plan by any one
     Group A Participant during any one
     Performance Period shall be such number of shares as shall have an aggregate Fair Market
     Value at the beginning of such Performance
     Period of $1 million, rounded down the nearest whole number of shares.

          (c)  Following the completion of each
     Performance Period, the Committee shall certify in writing whether the applicable Performance
     Goals have been achieved for such Performance
     Period and the number of shares of Common
     Stock, if any, earned by each Group A
     Participant for such Performance Period.  If the
     Committee determines, based upon factors that it deems relevant to the assessment of the Participant's or the Corporation's performance for the Performance Period, that vesting of all shares subject to a Group A Participant's award would be inconsistent with the intent and expectations of the Committee at the time the award was made, it may reduce the number of shares as to which such Participant becomes vested by reason of such Performance Goals having been achieved; provided, however, that no such reduction shall be made unless at least one member of the Committee participating in such action was a member of the Committee when such award was made.

          (d)  Awards to Group A Participants
     will be made in the form of restricted stock grants under the Stock Option Plan. The restricted stock agreement covering the grant (i) shall be for the total number of shares which may be earned (subject to adjustment in accordance with the Stock Option Plan in the event of certain changes in the Corporation's capitalization), (ii) shall provide for a restricted period which is the same as the Performance
     Period during which the shares may be earned,
     (iii) shall set forth or incorporate by reference the Performance Goals which must be attained in order for the shares subject thereto to be earned (not forfeited) and (iv) shall provide that the shares subject thereto shall not be deemed earned until the Committee certifies pursuant to subsection (c) above that such Performance
     Goals were attained.  Awards to Group A
     Participants shall be subject not only to the terms and conditions of this Plan but also to the terms and conditions of the Stock Option Plan and the restricted stock agreements issued pursuant thereto. Accordingly, such awards and determinations regarding the extent such awards are earned shall require action by the committee administering the Stock Option Plan as well as action by the Committee administering this Plan.

          (e)  In the event of a merger,
     consolidation or combination of the
     Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), any award then outstanding to a Group A Participant thereafter shall

       5 (10k page 36)

     relate to the securities, cash or other
     property received in exchange for the shares of Common Stock covered by the award.
     Dividends and interest received on such
     securities, cash or other property shall be payable to the Participant when and as they are received, to the same extent as dividends on such shares of Common Stock would have been payable to the Participant under the terms of the Stock Option Plan and restricted stock agreement applicable to the award. However, the securities, cash or other property received in exchange for such Common Stock shall remain subject to forfeiture, as provided in this Plan, or as provided in the Stock Option Plan or restricted stock agreement applicable to the award, to the same extent as such Common
     Stock would have been subject to forfeiture.

          (f)  If the Committee specifies an Extra
     Achievement Level with respect to a
     Performance Goal for a Performance Period, and if such Extra Achievement Level is achieved, then the Committee may distribute additional shares of Common Stock to one or more Group A Participants, not to exceed, in the case of any one Group A Participant, the excess of the maximum number of shares that could have been awarded to such Participant for such Performance Period pursuant to subsection
     5(b) above, over the number of shares actually awarded to and earned by such Participant, in each case adjusted for changes in the Corporation's capitalization in accordance with the Stock Option Plan. Additional shares so distributed may be treasury shares or shares purchased on the open market and need not be shares issued under or subject to the Stock
     Option Plan.

          (g)  In connection with an award to a
     Group A Participant, the Committee may grant the Participant a tax gross-up right. Such a right may be granted when the award is made or at any time thereafter and shall entitle the Participant to receive in cash an amount equal to the (i) the federal, state and local income taxes on ordinary income for which the Participant may be liable with respect to shares earned under the award, determined by assuming taxation at the highest marginal rate, plus (ii) an additional amount on a gross-up basis intended to make the Participant whole on an after-tax basis after discharging all of the Participant's income tax liabilities arising from payments under this subsection (g). Such amount shall be payable by the 15th day of the fourth calendar month which begins after the end of the Performance Period for which the award is made, but not before the Committee makes its certification with respect thereto pursuant to subsection 4(c) above.
     Notwithstanding the foregoing, if a tax gross-up right is granted prior to the close of the Performance Period to which the right relates, and if the Committee thereafter determines, based upon factors that it deems relevant to the assessment of the Participant's or the Corporation's performance for such
     Performance Period, that payment of all of the amounts potentially payable under such right would be inconsistent with the intent and expectations of the Committee at the time the right was granted, it may reduce the aggregate of such amounts; provided, however, that no such reduction shall be made unless at least one member of the Committee participating in such action was a member of the Committee when such right was granted.

       6 (10k page 37)


6.  Awards to Group B Participants

          (a)  The Committee shall determine in its
     sole discretion whether any senior executive officer of the Corporation or the Bank will have the opportunity to earn incentive compensation under the Plan as a Group B Participant during a Performance Period. If the Committee decides to offer such opportunity to one or more such senior executive officers, then no later than 90 days after the beginning of the Performance Period [or such other time as may be required or permitted under Section 162(m) of the Code], the Committee shall (i) designate each Group B Participant for such Performance
     Period, (ii) establish the aggregate of the incentive amounts (the "Pool") which may be earned by such Group B Participants for such Performance Period, and (iii) establish the Performance Goals which must be attained in order for the Pool to be earned. If two or more
     Performance Goals are specified, the Committee may assign a portion of the Pool to each and provide that the portion assigned to a Performance Goal that is attained will be earned even though one or more other Performance
     Goals are not attained. Alternatively, the Committee may provide that all of the Performance Goals must be attained in order for any of such Pool to be earned or that all of such Pool will be earned so long as a specified number of the Performance Goals are attained.

          (b)  The Pool which may be earned by
     Group B Participants during a Performance
     Period shall be expressed as a percentage of the average annual rate of base salary paid or accrued (or deemed to have been paid or accrued) to such Participants during the Performance Period [or during the portion of the Performance Period after they are designated as Group B Participants, in the case of Participants whose participation is pro-rated in accordance with subsection 6(c) below][or during the portion of the Performance Period preceding the applicable in the case of Participants electing (or deemed to have elected) to receive a Pro-Rata Award pursuant to subsection 8(b) below]. If a Group B
     Participant terminates employment prior to the end of the Performance Period otherwise than by reason of a qualifying circumstance as provided in Section 7, the Pool shall be reduced by the amount thereof attributable to the base salary paid or accrued to such Participant prior to such termination. If a Group B Participant is employed under a written employment agreement and is terminated by the Corporation, the Bank or a Successor without cause, or quits for Good Reason (as defined in such employment agreement), upon or after the occurrence of a Change of Control, and prior to the end of the term of such employment agreement, such Participant shall be deemed to have received a base salary payment on the last day of his or her employment equal to the aggregate amount of base salary that would have been paid or accrued to such Participant, at his or her base salary then in effect, from that day until the earlier of the end of such Performance Period or the end of the term of such agreement, and the Pool shall be increased by the amount of such deemed payment. Each
     Group B Participant's percentage share of the Pool shall be the portion thereof attributable to the base salary

       7 (10k page 38)

     paid or accrued (or deemed to
     have been paid or accrued) to such Participant during the Performance Period and included in the computation of the Pool.

          (c)  The Committee may designate
     additional Group B Participants for a
     Performance Period, provided such designation is made sooner than 16 months before the end of the Performance Period. If a Group B
     Participant is designated more than one year after the beginning of the Performance Period, such participation shall be on a pro-rated basis, so that only the portion of his or her base salary paid or accrued after such designation is taken into account for purposes of determining the Pool and his or her percentage share of the Pool.

          (d)  Maximum Limitation.  Anything in
     this Plan to the contrary notwithstanding, the maximum incentive amount that may be earned under the Plan by any one Group B Participant during any one Performance Period shall be the lesser of $250,000 or 100% of the Participant's annual rate of base salary in effect at the beginning of the Performance Period.

          (e)  If the Committee determines that
     distribution of the Pool as previously
     constituted for a Performance Period would cause the consolidated per share Net Income of the Corporation and its Subsidiaries for one or more years of such Performance Period to fall substantially below historic levels, the
     Committee may reduce the aggregate of the incentive amounts which may be earned by Group B Participants during such Performance
     Period. Any such reduction shall be expressed as a percentage of the average annual rate of base salary paid or accrued (or deemed to have been paid or accrued) to Group B Participants during such Performance Period and included in the computation of the Pool for such Performance Period as previously constituted.
     Accordingly, such a reduction will not operate by itself to reduce any Group B Participant's percentage share of the Pool. The Committee may act with respect to such a reduction at any time prior to payment of such incentive amounts. Notwithstanding the foregoing, no reduction under this subsection may be made after a Change of Control with respect to a Performance Period which commenced before such Change of Control.

          (f)  Following the completion of each
     Performance Period, the Committee shall certify in writing whether the applicable Performance
     Goals have been attained for such Performance
     Period and the incentive amounts, if any, payable to each Group B Participant for such Performance Period. Subject to the maximum limitation provided in subsection 6(d) above, the Pool shall be allocated among Group B
     Participants in proportion to their respective percentage shares of the Pool. However, if the Committee determines that a particular Group
     B Participant's contribution to the attainment of the Performance Goals for the Performance
     Period was less than that of Group B
     Participants generally, it may eliminate or reduce the allocation to such Participant. Such elimination or reduction shall not have the effect of increasing the allocation to any other
     Participant; rather, it shall have the effect of reducing the distributable Pool. Notwithstanding the

       8 (10k page 39)

     foregoing, if a Change of
     Control occurs after the beginning of a
     Performance Period and prior to the close thereof, no such elimination or reduction shall be made, and any distribution of the Pool for such Performance Period shall be made strictly on the basis of percentage shares.

          (g)  Payment of incentive amounts to
     Group B Participants shall be as soon as practicable after the Committee makes the certification provided for in subsection 6(f) above. The Committee in its sole discretion shall determine whether such incentive amounts shall be payable in cash, in the form of shares of Common Stock, or in any combination thereof.
     Settlement in the form of shares of Common
     Stock shall be based on the Fair Market Value of such shares as of the date the Committee makes the certification provided for in subsection 6(c) above. Such shares may be treasury shares or shares purchased on the open market for such purpose.


7.  Termination of Employment

     If a Participant's employment with the
Corporation and its Subsidiaries terminates during a Performance Period otherwise than by reason of a qualifying circumstance, the Participant's participation in the Plan shall terminate forthwith, and he or she shall not be entitled to receive any portion of his award for such Performance Period, except as provided in Section
8 below in the event of a Change of Control. If a Group A Participant's employment terminates during a Performance Period by reason of a qualifying circumstance, and if the Performance Goals for that Performance Period ultimately are met, the Participant shall receive his or her Pro-Rata Award for such Performance Period [or his or her Full Share, to the extent provided in subsection 8(c) below in the event of a Change of Control]. A termination shall be deemed to be by reason of a qualifying circumstance if (i) it occurs due to the Participant's death or Disability, (ii) it occurs after the Participant has attained age 62 and completed five years of service, (iii) it occurs with the consent of the Committee. A Participant who transfers to an becomes an employee of a Successor shall not be deemed to have terminated employment unless and until his or her employment with such Successor (and the successors to such Successor) terminates.

8.  Provisions Applicable Upon Change of Control.

          (a) If substantially all of the assets and business of the Bank are acquired by a Successor upon or after a Change of Control, and if any awards under the Plan are then outstanding for a Performance Period then still open, then such Successor shall be required to assume the Plan and such awards, and all rights and obligations of the Corporation and the Bank thereunder, as to all Participants who become employees of such Successor or any affiliate thereof in connection with such acquisition.
     The Corporation and the Bank, in connection with any transaction or series of transactions by which a Successor acquires substantially all of the assets and business of the Bank (whether directly or indirectly, by purchase, merger, share exchange, consolidation or


       9 (10k page 40)

     otherwise), (i) shall
     advise such Successor of the existence of the Plan and of the terms of each award then outstanding under the Plan and (ii) shall require such Successor (A) to acknowledge that the Plan and all such awards are valid and enforceable against the Corporation and the Bank in accordance with their terms and the determinations of the Committee, (B) to assume the rights and obligations of the Corporation and the Bank with respect to the Plan and any such awards then outstanding to Participants who become employees of such Successor or any affiliate thereof, and (C) to agree to impose similar obligations upon any corporation or other entity acquiring such assets and business from such Successor or any subsequent
     Successor.

          (b)  If a Change of Control occurs after
     the beginning but not more than four months before the end of a Performance Period, a Participant may elect to receive his or her Pro-Rata
     Share for the portion of such Performance
     Period preceding the Effective Date of such Change of Control (which Pro-Rata Share then shall be payable regardless of whether the Performance Goals for such Performance
     Period ultimately are attained) in lieu of continuing his or her participation for the remainder of such Performance Period. Such an election must be made in writing to the Committee before or within 30 days after the occurrence of such Change of Control and no later than four months before the end of such Performance Period. Payment of a Participant's
     Pro-Rata Share pursuant to such an election shall be made before or within 15 days after the later of the occurrence of such Change of Control or the delivery of such writing. If such an election is made, then the Participant shall forfeit the balance of his or her award for such Performance Period, regardless of whether the Performance Goals for such Performance
     Period ultimately are achieved, unless
     subsection 8(c) applies. [A Participant who terminates employment within 30 days after the occurrence of a Change of Control shall be deemed to have made and perfected an election under this subsection at the time of such termination of employment, if he or she did not actually do so earlier.]

          (c) If a Change of Control occurs after
     the beginning but before the end of a
     Performance Period, then a Participant shall be entitled to receive his or her Full Award for such Performance Period, regardless of whether the Performance Goals for such Performance
     Period ultimately are achieved, in each of the following events:

               (i)  Upon or after such Change
          of Control, and prior to the end of such Performance Period, a Successor acquires substantially all of the assets and business of the Bank (A) without assuming (directly or through an affiliate) such award and the Plan as to such Participant or (B) if a written employment agreement between such
          Participant and the Corporation or the
          Bank is in effect or becomes effective at the time of such Change of Control, without either (I) assuming or agreeing to honor such agreement for the balance of the term thereunder or (II) entering into a new written employment agreement with such Participant which amends or supersedes such agreement.


       10 (10k page 41)

               (ii)  Upon or after such Change
          of Control and prior to the end of such
          Performance Period, the Corporation,
          the Bank or a Successor terminates such
          Participant's employment without cause
          prior to the end of the term provided for in any written employment agreement between such Participant and the
          Corporation or the Bank that is in effect or becomes effective upon such Change of Control or in any new written agreement between such Participant and the Corporation, the Bank or a Successor which amends or supercedes any such agreement.

          (d)  If substantially all of the assets and
     business of the Bank are acquired by a
     Successor in a transaction or series of
     transactions that constitute or result in a Change of Control, it is contemplated that the Committee administering the Plan as to Participants who transfer to and become employees of such Successor or an affiliate thereof will be a Committee appointed by such Successor, and that such newly-appointed
     Committee will be able to avail itself of the authority granted under subsection 4(f) above to establish new Performance Goals that relate to the assets and business acquired from the Bank and to the role of such Participants in preserving and growing such assets and business. Anything herein to the contrary notwithstanding, in the event of a Change of Control occurring after the beginning but before the end of a Performance Period, no changes shall be made pursuant to subsections 4(c), 4(d) or (4(e) above in the Performance Goals previously established for such Performance
     Period, and no new Performance Goals shall be established pursuant to subsection 4(f) for such Performance Period, either by the Committee appointed by the Corporation or by the Committee appointed by the Successor to the Bank's assets and business, unless such changed or new Performance Goals are at least as likely to be attained as the prior Performance Goals would have been had there been no change in the business of the Corporation or the Bank and no Change of Control.


9.  Effective Date

     The Plan shall become effective upon its adoption by the Board and shall apply to all Performance Periods commencing on or after January
1, 1997, subject to its approval by the stockholders of the Corporation. Prior to such stockholder approval, the Committee may grant awards conditioned on stockholder approval. If such stockholder approval is not obtained by June 30, 1999, the Plan and any awards made hereunder shall terminate ab initio and be of no further force and effect. Notwithstanding the foregoing, the Plan shall become effective without shareholder approval, and awards made hereunder shall not be subject to termination as aforesaid, in the event a Change of Control occurs on or before June 30, 1999, and before the Plan is brought before the stockholders for approval.


10.  Amendment and Termination


       11 (10k page 42)

     The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan;
provided, however, that no such action shall impair the rights of Participants under awards for Performance
Periods that commenced prior to the date thereof;
provided further, that amendments to the Plan shall be subject to stockholder approval to the extent required in order for benefits under the Plan to qualify as performance-based compensation under section 162(m) of the Code.


11.  Miscellaneous

     (a) Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any award under the Plan, the Participant shall pay to the Corporation or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. In the case of an award that is payable in shares of Common Stock, the Corporation may permit the Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Corporation to withhold shares of Common Stock that would otherwise be received by such individual, pursuant to such rules as the Committee may establish from time to time.

     (b)  No Rights to Awards or Employment.
Except as otherwise expressly provided herein, no person shall have any claim or right to receive shares of Common Stock or incentive amounts for a Performance
Period, unless he or she is designated as a Participant for such Performance Period, and unless the Performance Goals and other conditions applicable to his or her award are satisfied in full as determined by the Committee. Nothing in the Plan shall confer upon any employee of the Corporation or any Subsidiary any right to continued employment with the Corporation or such Subsidiary or interfere in any way with the right of the Corporation or such Subsidiary to terminate the employment of any of its employees at any time, with or without cause, in accordance with applicable laws and any applicable employment agreement.

     (c) Other Compensation. Nothing in this Plan shall preclude or limit the ability of the Corporation to pay any compensation to a Participant under the Corporation's other compensation and benefit plans and programs, including without limitation any Stock
Option Plan.

     (d)  No Limitation on Corporate Actions.
Nothing contained in the Plan shall be construed to give a Participant the right to enjoin the Corporation or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on awards made under the Plan. Any right of a Participant, beneficiary or other person respecting such a corporate action shall be limited to a claim for actual damages and attorneys fees.

       12 (10k page 43)


     (e)  Unfunded Plan.  The Plan is intended to
constitute an unfunded plan for incentive compensation.
Prior to the payment of any award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of his or her employer. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver payment in cash or Common Stock with respect to awards hereunder.

     (f)  Successors and Assigns.  Awards under the
Plan shall be binding upon and inure to the benefit of the successors and assigns of the Corporation and the Bank.

     (g) Non-Transferability. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to sell, transfer, assign, pledge or otherwise encumber or dispose of the Participant's interest under the Plan.

     (g) Designation of Beneficiary. A Participant may designate a beneficiary or beneficiaries to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If a Participant does not designate a beneficiary, or if the designated beneficiary or beneficiaries predecease the Participant, any payments which may be made following the Participant's death shall be made to the Participant's estate.

     (i) Settlement by Subsidiaries. Settlement of awards held by employees of the Bank shall be made by and at the expense of the Bank.

     (j)  Expenses.  The costs and expenses of
administering the Plan shall be borne by the Corporation.

     (k) Arbitration. In the event of any disputes, differences, controversies or claims arising out of, or in connection with, an award under the Plan, other than a dispute in which the sole relief sought is an equitable remedy, such as a temporary restraining order or a permanent or temporary injunction, the parties to the award (the Corporation , the Bank or a Successor being one party, and the Participant or his or her beneficiary being the other party) shall be required to have the dispute, controversy, difference or claim settled through binding arbitration pursuant to the American
Arbitration Association's rules of commercial arbitration which are then in effect. The location of all arbitration proceedings shall be Indianapolis, Indiana.
One arbitrator shall be selected by the parties and shall be a current or former executive officer (vice president or higher) of a publicly-traded corporation. In the event the parties are unable mutually to agree upon a person to act as the arbitrator, or in the event a mutually-agreed upon arbitrator shall fail to accept the appointment by the parties, the parties jointly shall request from the American Arbitration Association a list of the names of five persons who would be qualified to act as an arbitrator under this subsection. The selection of the final arbitrator then shall be achieved by each party alternately striking a name, with the Corporation or employing Subsidiary or its

       13 (10k page 44)

successor going first, until one name remains. In the event the parties mutually agree that the five names submitted by the American Arbitration Association are unsatisfactory, they jointly may request a second list of five names from the American Arbitration Association and final selection shall be achieved through the procedure set out herein. The decision of the arbitrator shall be final and binding upon both parties, and any award entered by the arbitrator shall be final, binding and non-appealable and judgment may be entered thereon by either party in accordance with the applicable law in any court of competent jurisdiction.
The arbitrator shall not have authority to modify any provision of this Plan nor to award a remedy for any difference, dispute, controversy or claim arising under this Plan or any award hereunder other than a benefit specifically provided under or by virtue of this Plan or such award. The Corporation, the Bank or the Successor shall be responsible for all of the reasonable expenses of the American Arbitration Association, the arbitrator and the conduct of the selection and the arbitration procedures set forth in this clause, including reasonable attorneys' fees and expenses incurred by either party which are associated with the arbitration procedure through the time the final arbitration decision or award is rendered. This arbitration provision shall be specifically enforceable.

     (l) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

     (m) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with and governed by the laws of the State of Indiana, without reference to the principles of conflict of laws.

12.  Definitions

     For purposes of the Plan, the following terms shall be defined as follows:

     "Board" means the Board of Directors of the Corporation.

     "Change of Control" shall mean the first to occur of the following:

          (a)  The acquisition by any individual,
     entity or "group" within the meaning of Section
     13(d)(3) or 14(d)(2) of the Securities Exchange
     Act of 1934, as amended (the "Exchange
     Act")(a "Person") of beneficial ownership
     (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Corporation (the
     "Outstanding Corporation Common Stock") or
     (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting
     Securities"); provided, however, that the following acquisitions of common stock shall not constitute a Change of Control: (i) any acquisition directly from the Corporation
     [excluding an acquisition by virtue of the exercise of a conversion privilege by one or more Persons acting in concert, and excluding an acquisition that

       14 (10k page 45)

     would be a Change of
     Control under (c) below], (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation or other entity controlled by the Corporation, (iv) any acquisition by any corporation or other entity pursuant to a reorganization, merger or consolidation which would not be a Change of Control under (c) below; or (v) any acquisition by an Exempt
     Person; provided further, that the applicable percentage shall be reduced from 25% to 20% in the event of the occurrence of one transaction or a series of transactions which results in the beneficial ownership by Exempt Persons of less than 15% of the Outstanding Corporation
     Common Stock or the Outstanding Corporation
     Voting Securities; or

          (b)  Individuals who, as of the beginning
     of the Performance Period then in progress, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such beginning whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened "election contest" or other actual or threatened "solicitation" (as such terms are used in Rule 14a-11 of Regulation
     14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

          (c)  Approval by the shareholders of the
     Corporation of a reorganization, merger or consolidation, unless, following such reorganization, merger, share exchange or consolidation, (i) 75% or more of, respectively, the then outstanding shares of common stock of the corporation or other entity resulting from such reorganization, merger, share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger, share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, share exchange or consolidation, (ii) no Person (excluding the Corporation, any Exempt Person, any employee benefit plan (or related trust) of the Corporation or such corporation or other entity resulting from such reorganization, merger, share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, share exchange or consolidation, directly or indirectly, 25% or more of the Outstanding Corporation Common
     Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation or other entity resulting from such reorganization, merger, share exchange or consolidation or the combined voting

       15 (10k page 46)

     power of the then outstanding voting securities of such corporation or other entity, entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation or other entity resulting from such reorganization, merger, share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, share exchange or consolidation; provided however, that the applicable percentage for purposes of clause (ii) of this (c) shall be reduced from 25% to 20% in the event of the occurrence of one transaction or a series of transactions which results in the beneficial ownership by Exempt Persons of less than 15% of the Outstanding Corporation
     Common Stock or the Outstanding Corporation
     Voting Securities; or

          (d)  Approval by the shareholders of the
     Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation or other entity, with respect to which following such sale or other disposition,
     (A) 75% or more of, respectively, the then outstanding shares of common stock of such corporation or other entity and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Corporation
     Common Stock and Outstanding Corporation
     Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and
     Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding the Corporation, any Exempt Person, any employee benefit plan (or related trust) of the Corporation or such corporation or other entity and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding
     Corporation Common Stock or Outstanding
     Corporation Voting Securities, as the case may
     be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of such corporation or other entity or the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation or other entity were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation; provided however, that the applicable percentage for purposes of subclause (ii)(B) of this (d) shall be reduced from 25% to 20% in the event of the occurrence of one transaction or a series of transactions which results in the beneficial ownership by Exempt Persons of less than 15% of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting
     Securities; or


       16 (10k page 47)

          (e)  The occurrence of one transaction
     or a series of transactions, which has the effect of a divestiture by the Corporation of 25% or more of the combined voting power of the outstanding voting securities of the Bank; or

          (f)  The occurrence of any sale, lease or
     other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Bank (other than to the Corporation or one or more Exempt Persons);
     or

          (g)  The occurrence of one transaction
     or a series of transactions which results in the beneficial ownership by Exempt Persons of less than 20% of the outstanding voting securities of The Somerset Group, Inc. ("Somerset"), at any time when Somerset beneficially owns 10% or more of the combined voting power of the outstanding voting securities of the
     Corporation.

     "Code" means the Internal Revenue Code of
1986, as amended, and the applicable rulings and regulations (including any proposed regulations) thereunder.

     "Committee" means the Compensation
Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan. The Committee shall consist of at least two individuals, each of whom shall be qualified as an "outside director" (or shall satisfy any successor standard thereto) for purposes of Section 162(m) of the Code, and shall serve at the pleasure of the Board.

     "Common Stock" means the Common Stock
of the Corporation.

     "Disability" means eligibility for disability benefits under the terms of the Corporation's long-term disability plan in effect at the time the Participant becomes disabled.

     "Equity" means with respect to any calendar year the average stockholders' equity of the Corporation for such year as determined by the Corporation's Independent Auditors.

     "Exempt Descendant" means any child,
grandchild or other descendant of Robert H.
McKinney, or any spouse of any such child, grandchild or other descendant, including in all cases adoptive relationships.

     "Exempt Person" means (i) Robert H.
McKinney; (ii) Arlene A. McKinney; (iii) any Exempt
Descendant; (iv) any corporation, partnership, trust or other organization a majority of the beneficial ownership interest of which is owned directly or indirectly by one or more of Robert H. McKinney, Arlene A. McKinney or any Exempt Descendant; (v) any estate or other successor-in-interest by operation of law of Robert H. McKinney, Arlene A. McKinney or any Exempt Descendant; (vi) The Somerset Group,
Inc., so long as it is controlled by one or more individuals and entities described in (i) through (v) inclusive; and (vii) with reference to an issuer, any group within the meaning of Rule 13d-5(b) under the Exchange Act, if the majority of the shares of such

       17 (10k page 48)

issuer beneficially owned by such group is attributable to shares of such issuer which would be considered beneficially owned by individuals and entities described in (i) through (vi) inclusive absent the existence of the group.

     "Fair Market Value" means, with reference to a share of Common Stock and a given day, the per share value of Common Stock on such day, determined as follows.

               (a) If the principal market for the
          Common Stock (the "Market") is a
          national securities exchange or the
          National Association of Securities
          Dealers Automated Quotation System
          ("NASDAQ") National Market, the last
          sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date ("average price") or, if no such average price can be determined on such date, the most recent reported sale price within the preceding ten (10) business days, or if no such sale shall have occurred, on the next preceding day on which the average price can be determined, provided that such determination can be made with respect to the ten (10) business days preceding the applicable date;

          (b) If the Market is the NASDAQ
          National List, the NASDAQ
          Supplemental List or another market,
          the average of the high bid and low
          asked price for Common Stock on the
          applicable date (the "average price"), or, if no such average price can be determined on such date, the most recent reported sale price within the preceding ten (10) business days, or, if no such sale shall have occurred, on the next preceding day on which the average price can be determined, provided that such determination can be made with respect to the ten (10) business days preceding the applicable date; or,

          (c) In the event that neither paragraph
          (a) nor (b) shall apply, the Fair Market
          Value of a share of Common Stock on
          any day shall be determined in good
          faith by the Committee.

     "Full Award" means: (i) with reference to a Group A Participant, the full number of shares of Common Stock which may be earned by such Participant pursuant to an award made under Section 5 above, excluding, however, any additional shares which may be awarded by the Committee in its discretion for Extra Achievement; and (ii) with reference to a Group
B Participant, such Participant's percentage share of the Pool as constituted under Section 6 above.

     "Group A Participant" means, with respect to a particular Performance Period, each senior executive officer of the Corporation or the Bank whom the Committee selects to participate under Section 5 of the Plan for such Performance Period,


       18 (10k page 49)

     "Group B Participant" means, with respect to a particular Performance Period, each senior executive officer of the Corporation or the Bank whom the Committee selects to participate under Section 6 of the Plan for such Performance Period.

     "Growth Rate" with respect to a Performance
Period means the growth rate determined by measuring the specific performance being measured during the first year of the Performance Period as compared to such performance during the calendar year immediately preceding the beginning of the Performance Period; the growth rate determined by measuring such performance during the second year of the Performance Period as compared to such performance during the first year of the Performance Period; the growth rate determined by measuring such performance during the third year of the Performance Period as compared to such performance during the second year of the Performance
Period; and then calculating a simple arithmetic average of the individual year growth rates to determine the applicable growth rate for the Performance Period.

     "Independent Auditors" means with respect to any calendar year the independent public accountants appointed by the Board of Directors of the Corporation to audit the consolidated financial statements of the Corporation on behalf of the shareholders and Board of Directors of the Corporation.

     "Net Income" means with respect to any
calendar year the consolidated net income of the Corporation for such year after provision for all costs and expenses, including the expenses incurred by the Plan, and federal, state and foreign income taxes; all as determined by the Independent Auditors.

     "Participant" means, with respect to a
Performance Period, each Group A Participant and
Group B Participant for such Performance Period..

     "Performance Goals" means the goals related to the performance criteria designated in Section 4 above, which Performance Goals will be established by the Committee for a Performance Period.

     "Performance Period" means each period of three calendar years commencing on January 1, 1997 or January 1 of every third year thereafter.

     "Plan" means this First Indiana Corporation
Long-Term Management Performance Incentive Plan, as set forth in this document, and as hereafter amended.
As implemented for a particular Performance Period, the Plan may be referred to as the Plan for the year in which such Performance Period begins. Thus, the Plan as implemented and in effect for the Performance
Period beginning January 1, 1997 and ending December
31, 1999 may be referred to as the "1997 Long-Term
Management Performance Incentive Plan."

     "Pro-Rata Award" means: (i) with reference to a Group A Participant, a fraction of the Participant's
Full Award, the numerator of which fraction is the number of full calendar months

       19 (10k page 50)

during the Performance Period for such award (and ending prior to the last date for making the election referred to subsection 8(b) above, if such election is made by such Participant) in which the Participant was employed by the Corporation or the Bank or a Successor, and the denominator of which fraction is 36; and (ii) with reference to a Group
B Participant, the Participant's Full Award.

     "Return on Equity" or "ROE" means, with
respect to any calendar year, Net Income for such year divided by Equity for such year.

     "Stock Option Plan" means the First Indiana
Corporation 1991 Stock Option and Incentive Plan and any successor or similar plan of the Corporation.

     "Subsidiary" means (i) the Bank, or (ii) any other subsidiary of the Corporation within the meaning of section 424(f) of the Code.

     "Successor" means an entity, other than the Corporation or the Bank, which upon or after a Change of Control acquires substantially all of the assets and business of the Bank and thereafter operates the business of the Bank.

       20 (10k page 51)